UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On May 9, 2024, Geospace Technologies Corporation (the “Company”) issued a press release announcing operating results for its second quarter fiscal year 2024. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference in its entirety to such exhibit.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 29, 2024, the Company appointed Richard Kelley as its Executive Vice President and Chief Operating Officer (“COO"). Mr. Kelley is 55 years old and has 17 years of experience in the oil and gas seismic industry, serving as the Vice President of Operations and then President of Sercel, Inc. He brings an extensive background and international experience in quality and operational management within various manufacturing organizations. Before joining Sercel, his diverse experience as Vice President for KMT Aqua-Dyne, Inc., a Swedish-based industrial manufacturer, and Uson, a global leader in leak detection instrumentation, is highly aligned with the Company’s strategy for the Adjacent Markets business segment. Earlier in his career, Mr. Kelley was Director of Manufacturing for Varco (now part of NOV), a manufacturer of pressure-control equipment used in the oilfield industry. Prior to his corporate career, Mr. Kelley served in the U.S. Navy and holds an MBA from the University of Houston and a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin.

Mr. Kelley will receive an initial annual base salary of $335,000 which shall increase $33,500 upon achieving six months tenure as COO. Mr. Kelley was also granted 20,000 restricted stock units under the Company’s 2014 Long-Term Incentive Plan. The units vest in equal annual installments over a four-year period with the first vesting on the anniversary date of employment.

Item 8.01              Other Events

On May 9, 2024, the Board of Directors of the Company authorized a stock repurchase program under which the Company may repurchase up to $5 million of its outstanding stock.  Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market transactions through block trades, in privately negotiated transactions and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program has no time limit, does not obligate the Company to acquire a specified number of shares and may be modified, suspended or discontinued at any time at the Company’s discretion.  The repurchase plan will be funded using existing cash or future cash flow.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

Exhibit 99.1	Press Release dated May 9, 2024

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: May 9, 2024
By: /s/ Robert L. Curda
Robert L. Curda
Vice President, Chief Financial Officer & Secretary